UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 9, 2023

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
404 Veterans Airpark Lane, Suite 300
Midland, TX 79705
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment of Brian Tucker as Chief Operating Officer

On October 9, 2023, the Company entered into an entered into an employment agreement (the “Employment Agreement”) with Brian L. Tucker, age 49, pursuant to which Mr. Tucker was appointed President and Chief Operating Officer of the Company.

The following is a summary of the material features of the Employment Agreement and is qualified in its entirety by reference to the full text of it, a copy of which is filed as Exhibit 10.1 to this Report.

Base Salary. Mr. Tucker’s initial annual base salary is $400,000 (“Base Salary”) and will be reviewed at least annually by the Company’s Board of Directors (“Board”). The Company does not have any obligation to increase or decrease the Base Salary.

Bonus. In addition, Mr. Tucker will have the opportunity to earn incentive compensation in the form of an annual cash bonus based on performance thresholds and metrics established by the Board or Compensation Committee of the Board. For 2023, the target amount is 75% of his Base Salary, pro-rated for the number of days employed in 2023.

Equity Compensation. Upon his employment, Mr. Tucker was granted a restricted stock unit of 6,361 shares of the Company’s common stock based on $14.30 per share which was the fair market value of one share of the Company’s stock on the date of grant. The RSU vests in three equal annual installments beginning on the first anniversary of the effective date of the Employment Agreement, subject to Mr. Tucker’s continuous employment with the Company and other customary provisions to be set forth in an award agreement under the Company’s 2019 Equity Incentive Plan.

Benefits. The Company will provide Mr. Tucker retirement and other employee benefits as are customarily provided to similarly situated executives of the Company, including paid vacation, coverage under the Company’s medical plan and reimbursement for all reasonable business expenses in accordance with the Company’s expense reimbursement policy.

Term and Termination. The initial term of the Employment Agreement is for one year (October 9, 2023 to October 8, 2024). The initial term automatically extends for additional one-year periods unless either party gives notice not to renew at least 60 days prior to the end of the initial or any renewal term. The Company or Mr. Tucker may terminate the Agreement at any time upon written notice.

Effect of Termination; Severance.

If Mr. Tucker’s employment is terminated by the Company (A) without cause (as defined in the Employment Agreement) or (B) failure by the Company to renew the agreement upon the expiration of any given one-year term, or if the Mr. Tucker terminates his employment without good reason (as defined in the Employment Agreement), the Employment Agreement provides that he will receive (i) payment in a lump sum of accrued but unpaid salary and vacation time, (ii) any earned but unpaid bonus, (iii) unreimbursed business expenses and (iv) any such other benefits (including equity compensation) to which he may be entitled to under any employee benefit plan as of the date of termination (collectively, the “Accrued Amounts”). In addition, he will receive a severance payment of one (1) times his Base Salary payable over 12 month and the Company will pay COBRA continuation coverage for up to twelve (12) months following his termination.

In the event of a termination of employment (i) by the Company for cause, (ii) by Mr. Tucker without good reason, or (iii) in the case of death or disability, Mr. Tucker will be entitled to the Accrued Amounts but will not be entitled to any severance.

Clawbacks. Mr. Tucker’s incentive compensation will be subject to clawback regulations in effect under applicable law or applicable stock exchange listing standards.

Non-Compete and Other Agreements.

In connection with the Employment Agreement, Mr. Tucker also executed a Non-Compete Agreement and Proprietary Rights Agreement that contain customary non-compete, confidentiality and non-solicitation provisions, along with proprietary rights ownership of work product in favor of the Company.

The non-compete provision prohibit Mr. Tucker from engaging in competitive activity in a defined geographic area for a period of either (i) 12 months immediately following the termination of his employment connection with a termination by Mr. Tucker for Good Reason or by the Company without Cause or on account of the Company’s failure to renew the Employment Agreement, or (ii) 24 months immediately following the termination of employment with the Company in connection with a termination by Mr. Tucker without Good Reason or by the Company with Cause. The non-solicitation provisions prohibit Mr. Tucker from soliciting for employment any employee of the Company or any person who was an employee of the Company. This prohibition applies while Mr. Tucker is employed by the Company and for the same applicable period of time as the non-compete provision after termination of his employment.

Prior to Mr. Tucker’s employment with the Company, most recently he served as a Senior Vice President Operations for Patterson UTI Energy. Immediately before his time at Patterson, he held the role of Chief Operating Officer of Pioneer Energy Services. During his time at Pioneer, Mr. Tucker also held the roles of Senior Vice President Operations and Drilling/Well Services President before being named the COO in 2019. Prior to joining Pioneer, Mr. Tucker was a Vice President for Helmerich and Payne (H&P) serving as the South Texas Vice President of Operations from 2010 to 2012. From 2004 to 2010, Mr. Tucker served as drilling engineer and operations manager for the Barnett Shale, South Texas, and West Texas operations for H&P. Originally from Odessa TX, Mr. Tucker served eight years as an officer in the U.S. Army, is a West Point graduate with a Bachelor of Science in Systems Engineering and completed the Harvard Business School Advanced Management Program in 2014. He currently serves as a board member of Catholic Charities Archdiocese of San Antonio.

Appointment of John Bittner as Interim Chief Financial Officer

The Company also announced the appointment of John Bittner, age 56, to the position of Interim Chief Financial Officer effective October 9, 2023. In his position with the Company, Mr. Bittner will have oversight of finance, accounting functions, public company reporting obligations and other customary functions consistent with the position of chief financial officer. He will report to Stephen C. Taylor, the Company’s Interim Chief Executive Officer. Mr. Bittner will also serve as the Company’s Interim Principal Financial Officer. Mr. Bittner’s services as Interim Chief Financial Officer and the compensation therefor are provided for pursuant to an addendum to engagement agreement between the Company and Accordion Partners LLC (“Accordion”) a copy of which is filed herewith as Exhibit 10.2. The Company has previously engaged Accordion as financial consultant. Accordingly, Mr. Bittner will not be eligible to participate in the Company’s incentive equity, bonus or employee benefit plans. Accordion is a financial consulting firm with an emphasis on serving the office of the CFO and spanning the entire CFO function – including financial and accounting responsibilities, strategic financial planning and analysis, debt and banking transactions and interim leadership.

Mr. Bittner is Senior Managing Director of Accordion Partners, LLC with over 25 years of strategic, financial and operational advisory experience. Mr. Bittner has been employed by Accordion and predecessor companies since 2017. Prior to this, Mr. Bittner served as a senior executive for several leading consulting practices, most recently serving as a Partner in the Business Recovery Services practice of PwC and as a Partner in the Corporate Advisory and Restructuring Services practice of Grant Thornton LLP. Throughout his career, Mr. Bittner has had a wide range of experience in various industries including the energy and manufacturing sectors. Mr. Bittner earned an M.B.A. from the University of Michigan, Ann Arbor and a B.B.A. in Business Administration from Texas A&M University. He is a Certified Public Accountant, licensed in Texas.

Departure of JD Faircloth as Interim Chief Financial Officer

In connection with Mr. Bittner’s appointment, J.D. Faircloth, who had been employed as the Company’s Interim Chief Financial Officer since February 8, 2023, will depart to resume his retirement.

Item 8.01 Other Events

On October 9, 2023, the Company issued a press release announcing the appointments of Mr. Tucker as its President and Chief Operating Officer and John Bittner as Interim Chief Financial Officer. A copy of this press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

The press release filed herewith as Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Addendum to Engagement Agreement between Accordion Partners LLC and Natural Gas Services Group, Inc. dated October 9, 2023.
10.1	Addendum to Engagement Agreement between Accordion Partners LLC and Natural Gas Services Group, Inc. dated October 9, 2023.
10.2	Press Release dated October 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	By:	/s/ Stephen C. Taylor
October 10, 2023		Stephen C. Taylor
Interim President & Chief Executive Officer